Exhibit 5.2

September 26, 2025

Silexion Therapeutics Corp
12 Abba Hillel Road
Ramat Gan, Israel 5250606

Re: Silexion Therapeutics Corp Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Silexion Therapeutics Corp, a Cayman Islands exempted company (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of up to $100,000,000 of any combination of: (i) ordinary shares, par value $0.0135 per share, of the Company (“Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (“Warrants”); (iii) purchase units consisting of Ordinary Shares and Warrants (“Units”); and (iv) the Ordinary Shares that may be issued upon the exercise of the Warrants or in connection with the Units, as applicable. The Ordinary Shares, Warrants and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act.

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”). The Units will be issued under a unit agreement (each, a “Unit Agreement”), each to be between the Company and a Counterparty.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Amended and Restated Memorandum and Articles of Association, as amended to the date hereof (the “Charter”); and

(3)
such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto and (ii) at the time of execution, countersignature, and issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, such Warrant Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement will not violate the laws of any jurisdiction (provided that as to the federal laws of the United States we make no such assumption).

In connection with the issuance of Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Unit Agreement, such Unit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Unit Agreement will not violate the laws of any jurisdiction (provided that as to the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued Ordinary Shares will be available for issuance under the Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)
With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Company’s board of directors (the “Board”) to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(2)
With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of the applicable Unit Agreements and (y) any Securities to be issued separately or as part of any such Units (ii) the due execution, countersignature, issuance and delivery of such Unit Agreements upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreements and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We are opining herein only as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agency within any jurisdiction. With respect to the laws of the Cayman Islands, we understand that you are relying upon the opinion, dated the date hereof, of Conyers Dill & Pearman LLP, counsel to the Company in the Cayman Islands, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such law as contained in such opinion of Conyers Dill & Pearman LLP. We express no opinion herein regarding the validity or issuance of the Ordinary Shares, Warrants or Units, which matters are being addressed in such opinion of Conyers Dill & Pearman LLP.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig LLP

Greenberg Traurig, LLP | Attorneys at Law One Vanderbilt Avenue | New York, NY 10017-3852 | T +1 (212) 801-9221
www.gtlaw.com